Exhibit 99.1

Contact: Yvonne Gill
April 12, 2012	570-724-0247
yvonneg@cnbankpa.com

C&N Announces FIRST QUARTER 2012 UNAUDITED Financial RESULTS

For Immediate Release:

Wellsboro, PA – Citizens & Northern Corporation (C&N) announced its unaudited, consolidated financial results for the first quarter 2012.

Net income available to common shareholders for the first quarter 2012 was $5,587,000, or $0.46 per basic and diluted share. The first quarter 2012 return on average assets was 1.72%, and the return on average equity was 13.15%. First quarter 2012 earnings were down from fourth quarter 2011 earnings of $6,141,000, or $0.51 per basic and diluted share. First quarter 2012 earnings were up slightly as compared to first quarter 2011 earnings of $5,541,000, or $0.46 per basic share and $0.45 per diluted share.

Some of the more significant fluctuations in the components of earnings are as follows:

•	First quarter 2012 net interest income was $120,000 (1.0%) lower than in the fourth quarter 2011, and $992,000 (8.8%) higher than in the first quarter 2011. Although the interest margin improved to 4.41% in the first quarter 2012 as compared to 4.33% in the fourth quarter 2011, the most recent quarterly net interest income was impacted by a 1.2% lower average volume of earning assets. The higher level of net interest income in the first quarter 2012 as compared to first quarter 2011 reflected significant improvement in the margin, which was up from 4.05% in the first quarter 2011, primarily because of a lower cost of funds. Net interest income includes the benefit of accretion from the offset of a previous write-down on a security, with a benefit of $457,000 recorded in the most recent quarter, up from $325,000 in the fourth quarter 2011 and $111,000 in the first quarter 2011.

•	The provision for loan losses was a credit (reduction in expense) of $182,000 in the first quarter 2012, as compared to a credit of $87,000 in the fourth quarter 2011 and a credit of $192,000 in the first quarter 2011. The credits for loan losses in 2012 and 2011 have resulted, in part, from a reduction in loans outstanding, as the general component of the allowance for loan losses was reduced. In the first quarter 2012, the credit included a reduction in a component of the allowance for loan losses that is determined based on the 3 previous years’ net charge-off experience. In recent years, C&N has experienced a limited amount of loan-related credit problems, as compared to averages for comparable-sized peer banks.

•	Total noninterest revenue was $3,759,000 in the first quarter 2012, up slightly over the fourth quarter 2011 total of $3,711,000 and up from $2,555,000 in the first quarter 2011. In 2011, noninterest revenue was negatively impacted by an impairment loss in the first quarter of $948,000 related to an investment in a real estate limited partnership.

•	In the first quarter 2012, C&N had net losses from available-for-sale securities of $2,000, down from gains of $188,000 in the fourth quarter 2011 and considerably lower than gains of $1,839,000 in the first quarter 2011. In the most recent quarter, C&N had realized gains from securities totaling $65,000, but recorded an other-than-temporary-impairment loss of $67,000 on an investment in a bank stock. In the first quarter 2011, C&N realized gains of $1,510,000 from two pooled trust-preferred securities that had been written off in prior periods.

•	Total noninterest expense was $8,517,000 in the first quarter 2012, up $569,000 over the fourth quarter 2011, and up $254,000 (3.1%) over the first quarter 2011. A portion of the reason for the higher expenses in the first quarter 2012 as compared to the fourth quarter 2011 is timing-related, as payroll taxes and some other employee benefit costs are typically higher in the first quarter than in the remainder of the year. This is reflected in pensions and other benefit expenses, which totaled $1,366,000 in the most recent quarter, up $303,000 over the fourth quarter 2011 and up $60,000 over the first quarter 2011. Other operating expense, a category that includes many different types of expenses, totaled $1,980,000 in the most recent quarter, up $203,000 over the fourth quarter 2011 and $284,000 over the first quarter 2011. Within other operating expense, first quarter 2012 expenses for director stock options, business development and postage were higher than in the fourth quarter 2011. The largest increases in other operating expense in the most recent quarter as compared to the first quarter 2011 were from software subscriptions and updates, postage and expenses related to other real estate properties. FDIC assessments totaled $146,000 in the most recent quarter, in line with the fourth quarter 2011 and considerably lower than the first quarter 2011 expense of $325,000. Effective in the second quarter 2011, the FDIC changed its method for determining assessments, which helped to reduce the amounts charged to C&N, and improvements in C&N’s financial data also had a favorable impact on the amounts assessed.

Other Information:

Changes in other unaudited financial information are as follows:

•	Total assets amounted to $1,316,764,000 at March 31, 2012 as compared to $1,323,735,000 at December 31, 2011 and $1,316,209,000 at March 31, 2011.

•	Net loans outstanding (excluding mortgage loans held for sale) were $690,218,000 at March 31, 2012, down from $700,610,000 at December 31, 2011 and down 2.8% from $710,113,000 at March 31, 2011. Total nonperforming assets as a percentage of assets was 0.70% at March 31, 2012, an improvement from 0.73% at December 31, 2011 and 0.88% at March 31, 2011.

•	The total balance of residential mortgages originated by C&N for sale to third parties totaled $64,569,000 at March 31, 2012, up from $35,493,000 one year earlier. Of the total balance of mortgage loans originated for sale, $62,346,000 had been sold as of March 31, 2012. C&N provides servicing on these loans, including the loans that have been sold.

•	Deposits and repo sweep accounts totaled $1,020,831,000 at March 31, 2012 as compared to $1,023,156,000 at December 31, 2011 and $1,026,069,000 at March 31, 2011.

•	Total shareholders’ equity of $171,614,000 at March 31, 2012 was up from $167,385,000 at December 31, 2011 and $146,053,000 at March 31, 2011. Tangible common equity as a percentage of tangible assets was 12.22% at March 31, 2012, up from 10.26% a year earlier.

•	Assets under management by C&N’s Trust and Financial Management Group amounted to $678,693,000 at March 31, 2012, up 6.8% from a year earlier.

Citizens & Northern Corporation is the parent company of Citizens & Northern Bank, a local, independent community bank providing complete financial, investment and insurance services through 26 full service offices throughout Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean counties in Pennsylvania and in Canisteo and South Hornell, NY. C&N can be found on the worldwide web at www.cnbankpa.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.